                                                                      Exhibit 24
                               POWER OF ATTORNEY
                               -----------------

 KNOW ALL BY THESE PRESENT, that, effective as of December 16, 2019, the undersigned hereby constitutes and appoints each of John F. Hartner, Douglas  D.
Zemba, and Loretta L. Benec, signing singly in their capacity as officers of
The ExOne Company (the "Company"), as the undersigned's true and lawful attorney-in-fact and agent to execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms
3, 4, and 5 and amendments thereto pursuant to and in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules thereunder; to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
Forms 3, 4, or 5 and amendments thereto and file such forms with the United
States Securities and Exchange Commission and any stock exchange or similar authority; and to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents, executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

 The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4, or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

                [Remainder of Page Intentionally Left Blank]

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth above and in the capacity set forth below.

/s/ William F. Strome
-----------------------
William F. Strome
Director